EXHIBIT 21.1 To Alfa Utility Services, Inc.
                        Form SB-2 Registration Statement


                                SUBSIDIARIES LIST
                                -----------------
                   for Alfa Utility Service, Inc. (registrant)

CORPORATE STRUCTURE

         Alfa's corporate structure expressed in a tabular listing format is as follows:

PARENT COMPANY (REGISTRANT):

         Alfa Utility Services, Inc., a Delaware Corporation

SUBSIDIARY OF ALFA UTILITY SERVICES, INC. (DELAWARE):
         Alfa Utility Services Inc., a Canadian Corporation

SUBSIDIARY OF ALFA UTILITY SERVICES INC. (CANADA):
         Ontario Power Contracting Limited, an Ontario Corporation







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